UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 19, 2022

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2022, Universal Biosensors, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriter named in the Underwriting Agreement (the “Underwriter”), whereby the Company agreed to issue 25,983,723 shares of its common stock in the form of CHESS Depositary Interests (“CDIs”), each of which represents a beneficial interest of one (1) fully paid share of the Company’s common stock, in a transaction including a pro rata non-renounceable entitlement offer to eligible existing CDI holders (the “Entitlement Offer”) at A$0.77 per CDI (the “Offer Price”) and the Underwriter agreed to take up its full entitlement under the Entitlement Offer and fully underwrite the Entitlement Offer, which means that the Underwriter has agreed to subscribe for or procure others to subscribe for all securities (if any) not subscribed for by the Company’s eligible securityholders under the Entitlement Offer. The Company expects to receive aggregate gross proceeds of approximately A$20 million in connection with the Entitlement Offer.

Pursuant to the terms of the Underwriting Agreement, the Company agreed, subject to the approval of the stockholders of the Company, to issue to the Underwriter (or its nominee) up to 3,840,000 unlisted options, in two tranches, as its underwriting fee (the “Underwriter Options”) in lieu of cash compensation. The exercise price in respect of half of the Underwriter Options will be an amount equal to 120% of the Offer Price, or A$0.92. The second half of the Underwriter Options will have an exercise price equal to 130% of the Offer Price, or A$1.00. The Company agreed to use reasonable endeavors to convene and hold a meeting of its stockholders to approve the issuance of the Underwriter Options, provided that if the stockholders of the Company do not approve such issuance or the Company otherwise fails to issue the Underwriter Options by 30 June 2022, the Company will be obligated to pay the Underwriter a cash underwriting fee of 4.5% of the underwritten amount of A$20 million, or A$0.9 million.

The Underwriting Agreement contains representations, warranties, and agreements of the Company, conditions to closing, indemnification obligations of the parties, termination provisions, and other terms and conditions in each case that are customary in agreements of this type.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Entitlement Offer

The issuances of CDIs in the Entitlement Offer will be made in reliance upon the exemption from registration contained in Regulation S promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) by the Securities and Exchange Commission (the “SEC”). The issuance of the Underwriter Options, if any, will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Placement

On April 20, 2022 (April 21, 2022 in Australia) the Company agreed to issue 7,792,208 CDIs in a placement offering to selected institutional investors (the “Placement”) and will receive aggregate gross proceeds of approximately A$6 million in connection therewith. Upon issue of the CDIs to investors, which is expected to occur on April 28, 2022 (April 29, 2022 in Australia), the Company will pay a placement agent fee of 5% of the gross proceeds raised under the Placement in connection with the Placement. The issuance of CDIs in the Placement will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

Item 8.01	Other Events.

On April 19, 2022 (April 20, 2022 in Australia), the Company commenced the delivery to the stockholders of the Company a written notice with respect to the Entitlement Offer, as required by the Listing Rules of Australian Securities Exchange Ltd and the Corporations Act of Australia. In accordance with Rule 135c(d), a copy of such notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this current report that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address the development of the events including but not limited to the Company’s issuance of the Underwriter Options and anticipation of certain behavior of stockholders that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this current report on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, the following: the ability of the Company to obtain stockholder approval for the issuance of the Underwriter Options or the occurrence of any other risks, including the risk that the Underwriting Agreement will not be performed within the expected time period or any event, change or other circumstances that could give rise to the termination of the Underwriting Agreement or otherwise prevent the Entitlement Offer from completion. The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Additional Information and Where to Find It

The Company will prepare a proxy statement for the Company’s stockholders to be filed with the SEC. The proxy statement will be mailed to the Company’s stockholders. The Company urges investors, stockholders, and other interested persons to read, when available, the proxy statement, as well as other documents filed with the SEC, because these documents will contain important information in connection with the proposed compensation of the Underwriter in the form of Underwriting Options (the “Underwriter Compensation”). Such persons can also read the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the Underwriter Compensation. The Company’s definitive proxy statement will be mailed to stockholders of the Company as of a record date to be established for voting on the transactions described in this Current Report on Form 8-K. The Company’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to the Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or e-mail: companysecretary@universalbiosensors.com. These documents, once available, can also be obtained, without charge, at the SEC’s website (http://www.sec.gov).

Participants in Solicitation

The Company and its respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Underwriter Compensation. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of the Company’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 24, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the Underwriter Compensation will be set forth in the proxy statement for the Underwriter Compensation. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s equity holders generally, will be set forth in the proxy statement relating to the Underwriter Compensation when it becomes available.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING ALL THE ANNEXES THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ARRANGEMENT OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE UNDERWRITER COMPENSATION.

Not an Offer or Sale. Ineligible Securityholders

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the CDIs, nor shall there be any offer or sale of the CDIs in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

No securityholders of the Company who with a registered address outside of Australia or New Zealand, or who are, or who are acting for the benefit of, U.S. Persons are invited, or will be permitted, to participate in the Entitlement Offer or purchase securities sold in the Entitlement Offer. The Company has instituted procedures to prevent any person who is not a resident of Australia or New Zealand, or any person who is, or who is acting for the benefit of, a U.S. Person, from purchasing securities offered or sold in the Entitlement Offer.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibits
99.1	Rule 135c Written Notice to the Company’s Stockholders.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: April 22, 2022	By:	/s/ Salesh Balak
Salesh Balak
Chief Financial Officer